Exhibit 99.1

TRUNITY IS NOW TRUE NATURE HOLDINGS, INC.,

COMPLETES RESTRUCTURING & SPIN OUT

Atlanta, Georgia - January 6, 2016 - Trunity Holding, Inc. (OTCQB:TNTY, the “Company”) today updated its shareholders by announcing that it has completed, subject to final approval of FINRA, its previously announced restructuring plan and is now focused on development of its new compounding pharmacy network strategy. “Over the last month, we have completed this restructuring plan and are now ready to build our pharmacy business,” said Stephen Keaveney, the Chairman and CEO of True Nature Holding, Inc., formerly known as Trunity Holdings, Inc. The following is a summary of all actions completed over the last month in fulfillment of the restructuring:

ACQUISITION OF NEW COMPOUNDING PHARMACY BUSINESS

We have acquired 100% of the membership interests of Newco4pharmacy, LLC, a development stage business aimed at creating a network of compounding pharmacies. The consideration paid was the issuance of a newly created Series X Preferred stock which was exchanged on December 31, 2015 for 10,000,000 shares of our common stock, post split. This represents 85% of the shares outstanding as of December 31, 2015. The Company has changed its name to True Nature Holding, Inc. to reflect this new mission.

SPIN OUT OF LEGACY BUSINESS

A new Florida "C" corporation has been formed, named Trunity, Inc., a private company, which now owns all of the stock of the former operating subsidiary, and all of the assets related to the educational software and systems businesses. The shares of this entity are owned by the shareholders of the Company as of the record date of December 18, 2015. This entity also owns 253,691 shares of the Company, which have been issued in order to assist Trunity in debt conversions, and to capitalize the business so that it may increase its potential of success going forward. Mr. Joakim Lindblom, the founder of the educational software and systems business, will be the initial sole officer and director of the Board of Directors of the entity. Over the next few weeks he will develop a new business plan, and has stated that he will call for an Annual Meeting of Shareholders not later than March 15, 2016 to consider selection of other Board members, the business situation at the time, and to vote on any other matters that should need a shareholder vote.

DEBT CONVERSION

An effort to convert the debts of the Company, both at the public holding company level, and at the Subsidiary, was completed. Those debt holders who agreed to convert their debt at $.03 per share, pre-split, as of December 18, 2015, the record date, received shares in Trunity, Inc. at the moment of the Spin out, along with all other legacy shareholders of the Company as of December 18, 2015.

“Over $2.5 million of debt was converted prior to the Spin out, leaving the public company with a total of approximately $550,000 of assumed debt. Debts that are the responsibility of Trunity, Inc. in the Spin out were reduced 50%, and are now down from over $2,100,000, to around $1,000,000, with more conversions in process,” explained Keaveney.

Further, in order to further assist Trunity, Inc. in its efforts going forward, the Company has issued to Trunity, Inc. 253,691 shares in the Company, a number equal to that which would have been issued had all debts of the Subsidiary been converted into equity under the proposed debt conversion. This issuance of shares will be held in a special reserve to a) satisfy other conversion of debt, or b) any other general use as approved by the Board of Directors of the Trunity, Inc. It has also set aside 1,437,341 shares of Trunity, Inc. common stock for satisfaction of debts transferred in the spin out, a number equal to that which it would have issued had all debts be converted.

RECAPITALIZATION OF PUBCO

The Company has filed with the Delaware Secretary of State, and applied to FINRA for approval, for a change in the capital structure of the public company to be modified as a result of a) the reverse split in a ratio of 101:1, subject to the approval of FINRA, such that one hundred and one shares immediately before the split, is now one share, with any fractional shares rounded up to the nearest whole number of shares, b) the conversion of the Series X Preferred stock issued to the members of Newco4pharmacy, LLC into 10,000,000 shares of common stock, a number equal to 85% of the shares outstanding after the recapitalization of the Company, c) the increase in the authorized shares of common stock to 500,000,000, and d) the authorization of 100,000,000 share of preferred stock.

As a result of this actions and subject to regulatory approval, we expect that there will be 11,765,000 shares of common stock outstanding, (plus any shares issued in lieu of fractional shares) and no outstanding shares of preferred stock. Within the ownership of the common stock, 15% was owned by a combination of legacy shareholders and those who converted their debt into stock, including the shares issued to Trunity, Inc. in reserve for future debt conversions, and to assist in capitalizing the educational software and systems business.

STRUCTURE OF THE SPIN OUT ENTITY

As of December 31, 2015 there are 10,000,000 shares of common stock issued and outstanding for the newly formed Trunity, Inc., a privately held, Florida “C” corporation. Of the 10,000,000, a total of 1,437,341 are being held in reserve for future conversions of debts assumed in the spin out, or for other uses as authorized by the Board of Directors of the Trunity, Inc. The remaining shares are issued to 100% of the shareholders of the PUBCO as of the record date, December 18, 2015. It’s revenues are currently around $400,000 per year, and it intends to continue its mission to expand the user base for its educational software and systems business worldwide. Its CEO is Joakim Lindblom, and its offices are located at 12555 Orange Drive, Suite 202, Davie, Florida 33330. Its phone number is 866-723-4114 and its web site is www.trunity.com .

CONCLUSION OF THE RESTRUCTURING

As of December 31, 2015, the Company has closed its restructuring subject only to final approval from FINRA, and is now moving forward with its plans to acquire series of businesses, generally in the compounding pharmacy area, and build a nationwide marketing and sales operation to expand the sales of the businesses it acquires. Its Chairman and CEO is Stephen Keaveney, and its offices are located at 1355 Peachtree Street, Suite 1150, Atlanta, Georgia 30309. Its web site is www.truenaturepharma.com , and its phone is 404-254-6940.

About Trunity, Inc.:

Founded in 2009, Trunity, Inc. ("Trunity") has developed a collaborative knowledge management, publishing and education delivery platform which provides an end-to-end solution for the rapidly growing eTextbook, eLearning and enterprise training marketplaces. As a result of the platform's innovative multi-tenant cloud-based architecture, Trunity allows content from multiple sources to be assembled into customized Trubooks™ and courseware and delivered with real-time updates directly to the student on any Internet-enabled computer or mobile device. The content powered by Trunity is seamlessly integrated with learning management, social collaboration, standards alignment, real-time analytics and royalty-tracking functionality. Trunity currently hosts a growing global community of over 4,300 expert contributors made up of top scientists and educators, who create peer-reviewed educational content. The Company's clients include leading colleges, universities, K-12 schools, corporate enterprises and government agencies worldwide. Headquartered in Davie, Florida, Trunity has operations in North America and internationally. For more information, visit www.trunity.com.

About True Nature Holdings, Inc.: True Nature Holdings business plan contemplates a roll-up of businesses in the compounding pharmacy industry. The plan contemplates multiple acquisitions of businesses who have traditionally operated locally, but who have specialty formulations that may have a larger market. It intends to seek compounding pharmacies that serve the veterinary markets, as well as for humans. To achieve its goals, it intends to acquire a number of pharmacies across the US with the planned objective of establishing a national online pharmacy, True Nature Pharmacy, which will be a wholly owned subsidiary, will sell its product mix nationally through online marketing distribution channels. For more information, visit www.truenaturepharma.com.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect Trunity Holding Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

FOR MORE INFORMATION ABOUT TRUE NATURE HOLDINGS, INC., PLEASE CONTACT:

Stephen Keaveney

Chief Executive Officer

EMAIL: skeaveney@gmail.com

404-254-6980

FOR MORE INFORMATION ABOUT TRUNITY INC., THE SPIN OUT EDUCATION COMPANY CALL

Joakim Lindblom

866-723-4114